UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2016

IXIA
(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
As Ixia (the “Company”) has previously disclosed, the Company entered into a Stipulation and Agreement of Settlement, dated November 17, 2015, relating to the proposed settlement of the consolidated shareholder derivative action, captioned In re Ixia Shareholder Derivative Litigation, that is currently pending against the Company, as a nominal defendant, and certain of its current and former officers and directors in the U.S. District Court for the Central District of California (the “Court”).
On February 29, 2016, the Court entered an order dated February 26, 2016 granting preliminary approval of the proposed settlement and scheduling a hearing for the Court to consider final approval of the proposed settlement on May 27, 2016. Pursuant to that order, the Company is filing the Notice to Current Ixia Shareholders (the “Notice”) describing the settlement as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits
The following Exhibit is filed as part of this Form 8-K:

Exhibit No.	Description
99.1	Notice to Current Ixia Shareholders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated:	March 11, 2016	By:	/s/ Matthew S. Alexander
Matthew S. Alexander
Senior Vice President, General Counsel,
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice to Current Ixia Shareholders